UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 4, 2016

Evolution Petroleum Corporation
(Exact name of registrant as specified in its charter)

001-32942
(Commission File Number)

Nevada	41-1781991
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

1155 Dairy Ashford Road, Suite 425, Houston, Texas 77079
(Address of Principal Executive Offices)

(713) 935-0122
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                    Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

The information set forth under Item 8.01 below is hereby incorporated into this Item 3.03 by reference.

Item 8.01 Other Events

On October 4, 2016, Evolution Petroleum Corporation (the"Company") announced the redemption of all of the outstanding shares of its 8.5% Series A Cumulative Preferred Stock (the "Preferred Stock", CUSIP: 30049A206; NYSE: EPM.A). The Preferred Stock will be redeemed on November 14, 2016 at $25.00 per share, plus all accumulated and unpaid distributions from October 31, 2016 (the last dividend payment date before the redemption date) through the redemption date, for an aggregate redemption price of approximately $25.08 per share.
The total redemption amount of approximately $8 million will be funded with cash on hand.
Notice of the redemption will be mailed to the holders of the Preferred Stock next week. The redemption and paying agent for the redemption is Continental Stock Transfer & Trust Company (the "Agent"). For more information, holders of the Preferred Stock may contact the Agent at 917-262-2378 or write to the Agent at 17 Battery Place - 8th Floor, New York, NY 10004, Attn: Corporate Actions Department.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

Exhibit 99.1	Evolution Petroleum Corporation Press Release, dated October 4, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Evolution Petroleum Corporation (Registrant)

Dated: October 5, 2016	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	President and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 99.1	Evolution Petroleum Corporation Press Release, dated October 4, 2016

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